Exhibit 99.1

Webcast:         Today, October 24, 2014 at 10:00 a.m. ET

        www.bbgi.com

        Replay information provided below

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley, Chief Financial Officer	Joseph N. Jaffoni
Beasley Broadcast Group, Inc.	JCIR
239/263-5000; email@bbgi.com	212/835-8500 or bbgi@jcir.com

BEASLEY BROADCAST GROUP REPORTS THIRD QUARTER NET REVENUE FROM CONTINUING OPERATIONS OF $13.0 MILLION, NET REVENUE FROM DISCONTINUED OPERATIONS OF $11.5 MILLION AND DILUTED EPS FROM CONTINUING AND DISCONTINUED OPERATIONS OF $0.11

NAPLES, Florida, October 24, 2014 - Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley,” “Beasley Broadcast” or the “Company”), a large- and mid-size market radio broadcaster, today announced operating results for the three and nine month periods ended September 30, 2014.

On October 1, the Company entered into an Asset Exchange Agreement with CBS Radio whereby Beasley will exchange a total of five radio stations in the Philadelphia and Miami-Fort Lauderdale markets for a total of fourteen CBS Radio stations in the Tampa-St. Petersburg, Charlotte and Philadelphia markets. As a result of the proposed transaction, the Company is required to report the stations that CBS Radio will assume ownership of as “discontinued operations” on its income statement and as “assets held for sale” on its balance sheet. The reporting for discontinued operations includes net revenue, station operating expenses, depreciation and amortization, and attributable income taxes from the five radio stations. The assets held for sale include property and equipment, FCC licenses, and goodwill from the five radio stations. The table below summarizes the results of continuing and discontinued operations for the three and nine month periods ended September 30, 2014 and 2013.

Summary of Third Quarter and Year-to-Date Results

In millions, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Continuing Operations
Net revenue	$13.0	$13.7	$40.1	$41.1
Station operating income (SOI) (non-GAAP)	3.6	4.5	12.1	13.3
Operating income	0.9	1.7	3.8	5.6
Net income (loss) (1)	(0.0)	0.2	(0.2)	(0.6)
Net income (loss) per diluted share (1)	$0.00	$0.01	$(0.01)	$(0.03)

Discontinued Operations
Net revenue	$11.5	$12.2	$34.5	$36.5
Station operating income (SOI) (non-GAAP)	4.2	5.0	12.3	14.3
Operating income	4.0	4.8	11.9	13.9
Net income	2.5	3.0	6.3	8.5
Net income per diluted share	$0.11	$0.13	$0.28	$0.38

-more-

Beasley Broadcast Group, 10/24/14	page 2

Combined Operations (continuing and discontinued operations) (non-GAAP)
Net revenue	$24.5	$26.0	$74.6	$77.6
Station operating income (SOI)	7.8	9.4	24.4	27.6
Operating income	5.0	6.6	15.7	19.4
Net income (1)	2.5	3.2	6.2	8.0

Net income per diluted share attributable to Beasley Broadcast shareholders (1)	$0.11	$0.14	$0.27	$0.35

(1)	Net income and net income per diluted share for the nine period ended September 30, 2013 were impacted by a pre-tax $1.0 million fee incurred in connection with debt pre-payment and a non-cash pre-tax charge of $1.3 million for loss on extinguishment of long-term debt incurred in connection with an amended credit agreement and debt pre-payment.

2014 Third Quarter Review - Continuing Operations

The $0.7 million, or 5.0%, year-over-year decline in net revenue during the three months ended September 30, 2014, primarily reflects lower advertising revenue at the Company’s Wilmington and Greenville-New Bern-Jacksonville market clusters which more than offset net revenue increases at the Company’s Las Vegas and Ft. Myers market clusters.

Station operating expenses in the 2014 third quarter increased by $0.2 million, or 1.8%, which coupled with the revenue decline resulted in a $0.8 million, or 18.9%, decline in third quarter 2014 station operating income (“SOI” - a non-GAAP financial measure) to $3.6 million compared to the 2013 third quarter. The $0.8 million, or 45.4% year-over-year reduction in 2014 third quarter operating income, reflects the year-over-year revenue decline, the increase in station operating expenses and a 0.8% increase in total operating expenses in the third quarter of 2014 compared with the same period in 2013. In addition, given the required presentation of discontinued operations separate from continuing operations, in the quarter ended September 30, 2014 the Company lost operating leverage with respect to corporate general and administrative expenses which were $2.2 million or 1.7% higher than the year ago period, due to increased non-cash stock based compensation, and represented 16.8% of 2014 third quarter revenue. By comparison, in the 2013 third quarter corporate general and administrative expenses were $2.2 million and represented 8.3% of revenue on a reported basis.

Third quarter 2014 interest expense declined by $0.3 million, or 19.2% on a year-over-year basis related to lower borrowing costs and reduced amounts outstanding. As with corporate general and administrative expenses, all interest expense incurred in the third quarter of 2014 was allocated to continuing operations which impacted reported net income and net income per diluted share from continuing operations. Reflecting the factors above, net income per diluted share from continuing operations was break-even in the 2014 third quarter compared with $0.01 per share in the year ago period.

Please refer to the “Calculation of SOI,” “Reconciliation of SOI to Net Income,” “Calculation of Same-Station SOI,” and “Reconciliation of Same-Station SOI to Net Income” tables at the end of this announcement for a discussion regarding SOI calculations. “Continuing & Discontinued Operations,” is the sum of Continuing Operations and Discontinued Operations.

Commenting on the results, George G. Beasley, Chairman and Chief Executive Officer, said, “We don’t believe third quarter operating results from continuing operations reflect the strength, ratings and local relevance of our platform, as the lower level of reported net revenue from continuing operations is temporarily mis-matched with certain expenses that will be better amortized across the Company’s larger revenue base once we complete the asset exchange with CBS Radio.

-more-

Beasley Broadcast Group, 10/24/14	page 3

“We are very excited by the potential presented by the CBS transaction as we will exchange five stations in Philadelphia and Miami for fourteen stations in Tampa-St. Petersburg, Charlotte and Philadelphia. Throughout Beasley Broadcast Group’s 53-year history, we have actively managed our station portfolio with the goal of serving the local communities where we operate, diversifying our operations, managing risk and improving financial results. The planned asset exchange with CBS Radio addresses these strategic objectives and upon completion, we will expand our owned and operated station base by nine stations increasing Beasley’s portfolio to 53, including 33 FM and 20 AM stations, in twelve markets with approximately 7.7 million weekly listeners. Importantly, we will add completed clusters in the Tampa and Charlotte markets which complement our already strong mid-Atlantic presence.

“In addition to our initiatives during the quarter to expand and diversify our station and digital media operations, we continue to focus on debt reduction and returning capital to shareholders. During the third quarter we made credit facility repayments totaling $3.3 million, reducing borrowings to $99.0 million at September 30, 2014 and declared our fourth consecutive quarterly cash dividend. Notably, the asset exchange agreement with CBS Radio has been structured to allow us to meaningfully expand our operating and revenue base without incurring additional borrowings or using cash from operations. Based on our expectation that the transaction will lead to station operating income accretion in the first eighteen months after closing, we expect to further reduce the Company’s leverage ratio which is presently near its lowest level in ten years.

“Looking forward, we are focused on ensuring that our continuing operations station clusters, our stand-alone station in Wilmington, and soon to be acquired clusters in Tampa and Charlotte, match or exceed their market’s revenue performance while further strengthening our balance sheet. We are actively developing post-closing integration, cost efficiency and operating plans and look forward to welcoming the new stations to Beasley Broadcast Group. Our operating initiatives post-closing will focus on targeted localism and delivering quality programming, effective online marketing solutions and dedicated service to the listeners and advertisers in these markets. These strategies have created long-term value for Beasley Broadcast Group and we are confident that the application of our operating and programming disciplines combined with our commitment to build strong community involvement in our markets will support our goals for growth and the enhancement of shareholder value.”

Webcast Information

The Company will host a webcast today, October 24, 2014, at 10:00 a.m. ET to discuss its financial results and operations. Interested parties may access the webcast at the Company’s web site at www.bbgi.com. Following its completion, a replay of the webcast can be accessed for five days on the Company’s web site, www.bbgi.com.

About Beasley Broadcast Group:

Founded in 1961, Beasley Broadcast Group, Inc., www.bbgi.com, is a radio broadcasting company that owns and operates 44 stations (28 FM and 16 AM) located in eleven large- and mid-size markets in the United States. The Company also operates one station in the expanded AM band in Augusta, GA.

Pro-forma for the completion of the proposed CBS Radio asset exchange agreement Beasley will own and operate 53 stations (33 FM and 20 AM) in twelve markets.

Definitions

Combined operations (non-GAAP) consists of continuing operations and discontinued operations and financial metrics presented as combined operations are calculated by adding together the respective continuing operations and discontinued operations financial metric being presented. Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

Same-station results, as presented herein, compare stations operated by the Company throughout all periods presented in the following tables. For the three and nine months ended September 30, 2013 and 2014, same-station results exclude revenue and expenses from KVGS-FM in Las Vegas which was acquired in September 2013.

-more-

Beasley Broadcast Group, 10/24/14	page 4

SOI, SOI from continuing operations, SOI from discontinued operations, SOI from combined operations and same-station SOI are financial measures of performance that are not calculated in accordance with U.S. generally accepted accounting principles, which we refer to as GAAP. We use these non-GAAP financial measures for internal budgeting purposes. We also use SOI to make decisions as to the acquisition and disposition of radio stations. SOI, SOI from continuing operations, SOI from discontinued operations, SOI from combined operations and same-station SOI excludes corporate-level costs and expenses and depreciation and amortization, which may be material to an assessment of the Company’s overall operating performance. Management compensates for this limitation by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of the Company’s operating performance. Moreover, the corresponding amounts of the non-cash and corporate-level costs and expenses excluded from the calculation are available to investors as they are presented on our statements of operations contained in our periodic reports filed with the Securities and Exchange Commission (SEC).

SOI is a measure widely used in the radio broadcast industry. The Company recognizes that because SOI is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. However, management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in comparing our operating performance with that of other radio companies. We also believe that providing SOI on a same-station basis is a useful measure of our performance because it presents SOI before the impact of any acquisitions or dispositions completed during the relevant periods. This allows investors to measure the performance of radio stations we owned and operated during the entirety of the two operating periods being compared.

Note Regarding Forward-Looking Statements:

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “guidance,” “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology are intended to identify such forward-looking statements. Key risks are described in our reports filed with the SEC including in our Annual Report on Form 10-K for the year ended December 31, 2013. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including: the completion of the proposed asset exchange with CBS Radio; failure to obtain applicable regulatory approvals for the proposed asset exchange in a timely manner or otherwise; failure to satisfy other closing conditions to the proposed asset exchange; risks that the stations to be acquired in the proposed asset exchange will not be integrated successfully or that the combined company will not realize estimated cost savings, synergies and growth or that such benefits may take longer to realize than expected; risks relating to unanticipated costs of integrating the stations to be acquired in the proposed asset exchange; external economic forces that could have a material adverse impact on our advertising revenues and results of operations; our radio stations may not be able to compete effectively in their respective markets for advertising revenues; we may not remain competitive if we do not respond to changes in technology, standards and services that affect our industry; our substantial debt levels; and, the loss of key personnel. Our actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our SEC filings, including but not limited to annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of October 24, 2014, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

-tables follow-

Beasley Broadcast Group, 10/24/14	page 5

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net revenue	$13,047,411	$13,726,904	$40,143,834	$41,070,224

Operating expenses:
Station operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below) (2)	9,421,385	9,256,297	28,089,890	27,721,668
Corporate general and administrative expenses (including stock-based compensation) (3)	2,194,584	2,157,138	6,812,207	6,380,716
Other operating expenses	—	185,916	—	185,916
Depreciation and amortization	492,568	408,262	1,436,537	1,218,420

Total operating expenses	12,108,537	12,007,613	36,338,634	35,506,720
Operating income	938,874	1,719,291	3,805,200	5,563,504
Non-operating income (expense):
Interest expense	(1,080,812)	(1,337,605)	(3,404,616)	(5,711,729)
Loss on extinguishment of long-term debt	(6,970)	—	(30,569)	(1,260,784)
Other income (expense), net	261,058	21,673	302,081	98,354

Income (loss) from continuing operations before income taxes	112,150	403,359	672,096	(1,310,655)
Income tax expense (benefit)	119,868	191,868	834,353	(733,721)

Income (loss) from continuing operations	(7,718)	211,491	(162,257)	(576,934)
Income from discontinued operations (net of income taxes)	2,466,528	2,975,400	6,325,228	8,542,281

Net income	$2,458,810	$3,186,891	$6,162,971	$7,965,347

Basic and diluted net income (loss) per share:
Continuing operations	$—	$0.01	$(0.01)	$(0.03)

Discontinued operations	$0.11	$0.13	$0.28	$0.38

Net income per share	$0.11	$0.14	$0.27	$0.35

Basic common shares outstanding	22,820,761	22,743,515	22,807,413	22,732,535

Diluted common shares outstanding	22,908,376	22,828,664	22,908,208	22,808,999

(1)	We refer to “Cost of services,” and “Selling, general and administrative” together as “station operating expenses” for the “Calculation of SOI” and “Reconciliation of SOI to Net Income” below.
(2)	Includes stock-based compensation of $46,804 and $7,038 for the three months ended September 30, 2014 and 2013, respectively and $175,558 and $25,829 for the nine months ended September 30, 2014 and 2013, respectively.
(3)	Includes stock-based compensation of $325,528 and $178,531 for the three months ended September 30, 2014 and 2013, respectively and $919,047 and $480,253 for the nine months ended September 30, 2014 and 2013, respectively.

-more-

Beasley Broadcast Group, 10/24/14	page 6

Selected Balance Sheet Data - Unaudited

(in thousands)

	September 30, 2014	December 31, 2013
Cash and cash equivalents	$13,221	$14,299
Working capital	22,092	21,535
Total assets	263,716	264,209
Long term debt, net of current portion	95,859	102,625
Stockholders’ equity	$97,552	$93,626

Selected Statement of Cash Flows Data - Unaudited

	Nine Months Ended September 30,
	2014	2013
Net cash provided by operating activities	$13,162,883	$14,047,435
Net cash used in investing activities	(2,588,403)	(5,965,856)
Net cash used in financing activities	(11,652,292)	(7,252,496)

Net increase (decrease) in cash and cash equivalents	$(1,077,812)	$829,083

Calculation of SOI - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net revenue	$13,047,411	$13,726,904	$40,143,834	$41,070,224
Station operating expenses	(9,421,385)	(9,256,297)	(28,089,890)	(27,721,668)

SOI	$3,626,026	$4,470,607	$12,053,944	$13,348,556

Reconciliation of SOI to Net Income - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
SOI	$3,626,026	$4,470,607	$12,053,944	$13,348,556
Corporate general and administrative expenses	(2,194,584)	(2,157,138)	(6,812,207)	(6,380,716)
Other operating expenses	—	(185,916)	—	(185,916)
Depreciation and amortization	(492,568)	(408,262)	(1,436,537)	(1,218,420)
Interest expense	(1,080,812)	(1,337,605)	(3,404,616)	(5,711,729)
Loss on extinguishment of long-term debt	(6,970)	—	(30,569)	(1,260,784)
Other income (expense), net	261,058	21,673	302,081	98,354
Income tax (expense) benefit	(119,868)	(191,868)	(834,353)	733,721
Discontinued operations	2,466,528	2,975,400	6,325,228	8,542,281

Net income	$2,458,810	$3,186,891	$6,162,971	$7,965,347

-more-

Beasley Broadcast Group, 10/24/14	page 7

Calculation of Same-Station SOI - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Reported net revenue	13,047,411	13,726,904	40,143,834	41,070,224
KVGS-FM	(406,529)	(133,156)	(1,497,854)	(133,156)

Same-station net revenue	12,640,882	13,593,748	38,645,980	40,937,068

Reported station operating expenses	9,421,385	9,256,297	28,089,890	27,721,668
KVGS-FM	(392,214)	(101,322)	(1,204,927)	(101,322)

Same-station station operating expenses	9,029,171	9,154,975	26,884,963	27,620,346

Same-station net revenue	12,640,882	13,593,748	38,645,980	40,937,068
Same-station station operating expenses	9,029,171	9,154,975	26,884,963	27,620,346

Same-station SOI	3,611,711	4,438,773	11,761,017	13,316,722

Reconciliation of Same-Station SOI to Net Income - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Same-station SOI	3,611,711	4,438,773	11,761,017	$13,316,722
Same-station net revenue adjustment	406,529	133,156	1,497,854	133,156
Same-station station operating expenses adjustment	(392,214)	(101,322)	(1,204,927)	(101,322)
Corporate general and administrative expenses	(2,194,584)	(2,157,138)	(6,812,207)	(6,380,716)
Other operating expenses	—	(185,916)	—	(185,916)
Depreciation and amortization	(492,568)	(408,262)	(1,436,537)	(1,218,420)
Interest expense	(1,080,812)	(1,337,605)	(3,404,616)	(5,711,729)
Loss on extinguishment of long-term debt	(6,970)	—	(30,569)	(1,260,784)
Other income (expense), net	261,058	21,673	302,081	98,354
Income tax (expense) benefit	(119,868)	(191,868)	(834,353)	733,721
Discontinued operations	2,466,528	2,975,400	6,325,228	8,542,281

Net income	2,458,810	3,186,891	6,162,971	7,965,347

-more-

Beasley Broadcast Group, 10/24/14	page 8

Calculation of SOI - Discontinued Operations - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net revenue	$11,502,333	$12,223,198	$34,500,964	$36,547,980
Station operating expenses	(7,344,422)	(7,249,851)	(22,168,457)	(22,260,808)

SOI	$4,157,911	$4,973,347	$12,332,507	$14,287,172

Reconciliation of SOI to Net Income - Discontinued Operations - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
SOI	$4,157,911	$4,973,347	$12,332,507	$14,287,172
Depreciation and amortization	(141,668)	(139,922)	(421,011)	(421,988)
Other income (expense), net	—	2,128	(330,416)	8,039
Income tax expense	(1,549,715)	(1,860,153)	(5,255,852)	(5,330,942)

Net income	$2,466,528	$2,975,400	$6,325,228	$8,542,281

Calculation of SOI - Combined Operations

(continuing and discontinued operations) - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net revenue	$24,549,744	$25,950,102	$74,644,798	$77,618,204
Station operating expenses	(16,765,807)	(16,506,148)	(50,258,347)	(49,982,476)

SOI	$7,783,937	$9,443,954	$24,386,451	$27,635,728

Reconciliation of SOI to Net Income - Combined Operations

(continuing and discontinued operations) - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
SOI	$7,783,937	$9,443,954	$24,386,451	$27,635,728
Corporate general and administrative expenses	(2,194,584)	(2,157,138)	(6,812,207)	(6,380,716)
Other operating expense	—	(185,916)	—	(185,916)
Depreciation and amortization	(634,236)	(548,184)	(1,857,548)	(1,640,408)
Interest expense	(1,080,812)	(1,337,605)	(3,404,616)	(5,711,729)
Loss on extinguishment of long-term debt	(6,970)	—	(30,569)	(1,260,784)
Other income (expense), net	261,058	23,801	(28,335)	106,393
Income tax expense	(1,669,583)	(2,052,021)	(6,090,205)	(4,597,221)

Net income	$2,458,810	$3,186,891	$6,162,971	$7,965,347

-more-

Beasley Broadcast Group, 10/24/14	page 9

	Three Months Ended September 30, 2014 (unaudited)
	Continuing Operations	Discontinued Operations	Combined Operations
Net revenue	$13,047,411	$11,502,333	$24,549,744

Operating expenses:
Station operating expenses	9,421,385	7,344,422	16,765,807
Corporate general and administrative expenses	2,194,584	—	2,194,584
Depreciation and amortization	492,568	141,668	634,236

Total operating expenses	12,108,537	7,486,090	19,594,627
Operating income	938,874	4,016,243	4,955,117
Non-operating income (expense):
Interest expense	(1,080,812)	—	(1,080,812)
Loss on extinguishment of long-term debt	(6,970)	—	(6,970)
Other income (expense), net	261,058	—	261,058

Income from continuing operations before income taxes	112,150	4,016,243	4,128,393
Income tax expense	119,868	1,549,715	1,669,583

Net income (loss)	(7,718)	2,466,528	2,458,810

	Three Months Ended September 30, 2013 (unaudited)
	Continuing Operations	Discontinued Operations	Combined Operations
Net revenue	$13,726,904	$12,223,198	$25,950,102

Operating expenses:
Station operating expenses	9,256,297	7,249,851	16,506,148
Corporate general and administrative expenses	2,157,138	—	2,157,138
Other operating expenses	185,916	—	185,916
Depreciation and amortization	408,262	139,922	548,184

Total operating expenses	12,007,613	7,389,773	19,397,386
Operating income	1,719,291	4,833,425	6,552,716
Non-operating income (expense):
Interest expense	(1,337,605)	—	(1,337,605)
Other income (expense), net	21,673	2,128	23,801

Income from continuing operations before income taxes	403,359	4,835,553	5,238,912
Income tax expense	191,868	1,860,153	2,052,021

Net income	$211,491	$2,975,400	$3,186,891

-more-

Beasley Broadcast Group, 10/24/14	page 10

	Nine Months Ended September 30, 2014 (unaudited)
	Continuing Operations	Discontinued Operations	Combined Operations
Net revenue	$40,143,834	$34,500,964	$74,644,798

Operating expenses:
Station operating expenses	28,089,890	22,168,457	50,258,347
Corporate general and administrative expenses	6,812,207	—	6,812,207
Depreciation and amortization	1,436,537	421,011	1,857,548

Total operating expenses	36,338,634	22,589,468	58,928,102
Operating income	3,805,200	11,911,496	15,716,696
Non-operating income (expense):
Interest expense	(3,404,616)	—	(3,404,616)
Loss on extinguishment of long-term debt	(30,569)	—	(30,569)
Other income (expense), net	302,081	(330,416)	(28,335)

Income from continuing operations before income taxes	672,096	11,581,080	12,253,176
Income tax expense	834,353	5,255,852	6,090,205

Net income (loss)	(162,257)	6,325,228	6,162,971

	Nine Months Ended September 30, 2013 (unaudited)
	Continuing Operations	Discontinued Operations	Combined Operations
Net revenue	$41,070,224	$36,547,980	$77,618,204

Operating expenses:
Station operating expenses	27,721,668	22,260,808	49,982,476
Corporate general and administrative expenses	6,380,716	—	6,380,716
Other operating expenses	185,916	—	185,916
Depreciation and amortization	1,218,420	421,988	1,640,408

Total operating expenses	35,506,720	22,682,796	58,189,516
Operating income	5,563,504	13,865,184	19,428,688
Non-operating income (expense):
Interest expense	(5,711,729)	—	(5,711,729)
Loss on extinguishment of long-term debt	(1,260,784)	—	(1,260,784)
Other income (expense), net	98,354	8,039	106,393

Income (loss) from continuing operations before income taxes	(1,310,655)	13,873,223	12,562,568
Income tax expense (benefit)	(733,721)	5,330,942	4,597,221

Net income (loss)	(576,934)	8,542,281	7,965,347

# # #